UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/30/2009

UNIVERSAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50284

Delaware	80-0025175
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30 Skyline Drive
Lake Mary, FL 32746
(Address of principal executive offices, including zip code)

(800) 975-2076
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

See Item 7.01 if this Current Report.

Item 7.01.    Regulation FD Disclosure

On September 1, 2009, the Universal Energy Corp. (the "Company") was served with a verified complaint captioned Roswell Capital Partners, LLC, as Collateral Agent; BridgePointe Master Fund Ltd. ("BridgePointe") vs. Universal Energy Corp.; Universal Explorations Corp.; UT Holdings, Inc.; Universal Energy Services Corp; and John Does 1-10 (the "Complaint"). The Complaint, which was filed in the United States District Court for the Southern District of New York, relates to the investment made BridgePointe during 2007 in convertible debentures of the Company (the "Debentures"). The Debentures are secured by certain assets of the Company and its subsidiaries.

In the lawsuit, BridgePointe alleges certain events of default by the Company including failure to pay the "Monthly Redemption Amounts" when due during 2009 and the failure to authorize and reserve a sufficient number of shares of common stock as required by the debenture agreements.

Under the terms of certain Debenture agreements, the Company is obligated to maintain an adequate number of shares for debt conversions. On February 5, 2009, the Company notified its debt holders that the authorized share limit had been reached and it would begin the process, as defined in the Debenture agreements, to attempt to authorize more shares.

The Company was unable to begin this process immediately, as it wished to do, as the financial statements were being reviewed by the Securities & Exchange Commission (the "SEC"). The financial information of a company, and the accompanying financial statements, are an integral and required component of a proxy statement. As the review related to potential material misstatements in the financial statements of the company, we were unable to file a preliminary proxy statement until the completion of their review. The SEC review which began on December 31, 2008 was completed on March 31, 2009.

Subsequent to the completion of the SEC review of the financial statements, the Company filed a preliminary proxy on April 30, 2009 to increase the number of authorized shares. On May 6, 2009, the Company was informed by the SEC that its proxy was being reviewed and filing a definitive proxy until that review was complete would not be allowed. The review was completed on August 25, 2009. Upon completion of the review, the Company filed its definitive proxy on August 26, 2009 and set the meeting day for September 23, 2009. At the stockholder meeting, the number of authorized shares was increased.

On September 21, 2009, the Company received a three week extension of time to respond to the complaint filed by BridgePointe. The response is now due on October 12, 2009.

On September 24, 2009, the Company received a conversion notice from BridgePointe in the amount of $40,000 on their unsecured convertible debenture due April 30, 2010.

On September 30, 2009, the Company paid the "Monthly Redemption Amounts" due totaling $1,644,692.77 in principal and $144,437.37 in interest, under the senior secured convertible debentures with 14,909,417,833 shares of the Company's common stock. The Company has a balance due to BridgePointe in the amount of $215,962.64 and has reserved a sufficient number of shares to convert this remaining balance upon notification by BridgePointe that they are able to receive additional shares.

On September 30, 2009, the Company automatically converted the outstanding principal balance and interest amount of all of the Company's remaining debt into shares of the Company's common stock at the applicable conversion price on September 30, 2009. Management took this action to ensure the Company's ongoing viability as an operating company and to protect the interests of the Company's stakeholders.

The Company intends on filing its response to the BridgePointe complaint prior to October 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP.

Date: October 06, 2009	By:	/s/ Dyron M. Watford
Dyron M. Watford
CFO